PORTILLO’S HOT DOGS, LLC
AMENDMENT TO CONSULTING AGREEMENT

This Amendment to Consulting Agreement (“Amendment”), made in connection with the position of Portillo’s Interim Chief Financial Officer, is entered into as of June 29, 2026, (the “Amendment Effective Date”), by and between Portillo’s Hot Dogs, LLC, a Delaware limited liability company (“Portillo’s” or the “Company”), and Pamela F. Smith, via PF Smith Consulting LLC (“Consultant”). The Company and Consultant are each referred to herein as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, the Parties entered into that certain Consulting Agreement, dated as of May 20, 2026 (the “Agreement”), pursuant to which Consultant agrees to serve as the Company’s Interim Chief Financial Officer;
WHEREAS, Section 5 of the Agreement provides that the Term shall continue until the earlier of the appointment of a permanent Chief Financial Officer or approximately six (6) weeks from the Effective Date, i.e., July 1, 2026, and that the Term may be extended by the Parties upon mutual written agreement;
WHEREAS, the Parties desire to extend the Term on the terms and conditions set forth herein; and
WHEREAS, Section 14 of the Agreement provides that any modification or amendment of any provision of the Agreement shall be effective only if in writing and signed by both Parties.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.Services; Treasurer Designation.
Section 1 (Services) of the Agreement is hereby deleted in its entirety and replaced with the following:

Consultant shall serve as Company’s Interim Chief Financial Officer and Treasurer, reporting to the Company’s Chief Executive Officer, and will have responsibility for helping stabilize and lead the Finance function during the Company’s transition to a permanent Chief Financial Officer. Consultant shall provide the services described in Exhibit A (“Services”) during the Term.

2.Exhibit A. The following shall be added to Exhibit A:

10. Serve as Treasurer of the Company, holding customary authority and responsibilities, including the authority to execute and deliver appropriate documents and instruments on behalf of and as requested by the Company, subject to the Company’s Delegation of Authority policy.

3.Extension of Term. The first paragraph of Section 5 (Term; Termination) of the Agreement is hereby deleted in its entirety and replaced with the following:

The term (“Term”) shall continue until the earlier to occur of (a) December 31, 2026 or (b) the appointment of a permanent Chief Financial Officer of the Company. The Term may be extended by the parties upon mutual written agreement. Either party may terminate this Agreement upon thirty (30) days’ written notice, or immediately for cause. In the event of termination, Company shall pay Consultant the pro rata fees earned through the effective date of termination and no other fees shall be owed.

4.No Other Changes. Except as expressly modified by this Amendment, all other terms and conditions of the Agreement, including without limitation the compensation, reporting, confidentiality, Section 16 officer designation, independent contractor, indemnification, and governing law provisions, shall remain in full force and effect and are hereby ratified and confirmed by the Parties.

5.Defined Terms. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

6.Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Illinois, consistent with Section 13 of the Agreement.

Counterparts; Electronic Signatures. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Signatures delivered by electronic means (including PDF or Adobe Sign) shall be deemed original signatures for all purposes.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.

PORTILLO’S HOT DOGS, LLC
By: /s/ Jill Waite
Name: Jill Waite
Title: Chief People Officer

PF SMITH CONSULTING LLC
By: /s/ Pamela F. Smith
Pamela F. Smith